UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

NEW MEDIA LOTTERY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49884	87-0705063
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Neff Ave, Suite L, Harrisonburg, Virginia		22801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-437-1688

_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 14, 2006, the Audit Committee of the Board of Directors of New Media Lottery Services, Inc. (the “Company”), after discussion with the Company’s management, concluded that the Company’s audited financial statements for the fiscal year ended April 30, 2006 (the “Financial Statements”) included in the Company’s annual report on Form 10-KSB for the fiscal year ended April 30, 2006 (the “2006 Annual Report”), contain an error and should no longer be relied upon. The Company will restate the Financial Statements to correct the error by filing an amendment to the 2006 Annual Report.

The Financial Statements improperly reduced consolidated net loss by $234,551. This $234,551 represents the Company’s interest in it’s 82.3% owned Irish subsidiary’s increased net loss of $284,995, which increase consists of costs incurred in connection with an offering of securities in Europe by that subsidiary. According to the provisions of the SEC’s Codification of Staff Accounting Bulletins Topic 5A, the $284,995 should be recorded as a reduction in the gross proceeds relating to the completed offering. The error resulted from a consolidation oversight where the offering costs were incorrectly accounted for in the subsidiary’s records. A wholly-owned subsidiary of the 82.3% owned subsidiary of the Company paid offering expenses on its parent’s behalf of $284,995. During consolidation, these items were incorrectly treated as both a reduction of general and administrative expenses and additional paid-in capital via intercompany accounts. Management of the Company identified the error in the manner in which it accounted for these costs in the course of preparing the Company’s quarterly report on Form 10-QSB for the three months ended July 31, 2006.

The Financial Statements referred to above will be restated to reflect a $284,995 increase in general and administrative expenses and a $50,444 increase in minority interest in subsidiaries’ losses on the consolidated statements of operations and corresponding increases of $234,551 in both minority interest and accumulated deficit on the consolidated balance sheet. The restatement of the Financial Statements will result in a change to the Company's consolidated balance sheet and the consolidated statements of operations, cash flows, and stockholders' deficit for the fiscal year ended April 30, 2006 but is not expected to have an adverse effect on the Company’s business outlook for future fiscal periods, nor impact the Company’s cash position or future cash flows from operations.

The Company will file an amendment to the 2006 Annual Report which includes the restated audited financial statements within three days of the filing of this Current Report on Form 8-K.

The Audit Committee reviewed the accounting treatment and disclosure referred to in this Item 4.02 and discussed such treatment and disclosure with Bouwhuis, Morrill & Company, the Company’s independent registered public accounting firm.

Management and the Audit Committee of the Company have evaluated the impact of the restatement of the previously issued financial statements on the Company’s assessments of the effectiveness of its internal control over financial reporting as of the applicable period, including whether a material weakness existed in the Company’s internal control over financial reporting for such period. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements,” restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting. Management and the Audit Committee of the Company have determined that the errors in the Financial Statements included in the 2006 Annual Report were an isolated event and are unlikely to occur again and that it is unlikely that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected in the future. Accordingly, management and the Audit Committee of the Company have determined that no material weakness existed in the Company’s internal control over financial reporting for the period for which the Company’s financial statements are being restated and will not recommend any changes to such controls and procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA LOTTERY SERVICES, INC.

Date: September 18, 2006	By:	/s/ John T. Carson
John T. Carson, President